 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-267719
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 12, 2022)
Lilium N.V.
$33,000,000 Class A Ordinary Shares

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”) relating to the sale of our Class A ordinary shares, nominal value €0.01 per share (the “Class A Shares”), offered by this prospectus supplement and the accompanying prospectus. We may offer and sell our Class A Shares having an aggregate offering price of up to $33,000,000 from time to time through or to B. Riley Securities as sales agent or principal.
Sales of our Class A Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). B. Riley Securities will act as our sales agent in connection with agency transactions on a commercially reasonable efforts basis consistent with its normal trading and sales practices. In addition, B. Riley will act as principal in connection with any principal transactions. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
B. Riley Securities will be entitled to a commission in an amount (i) equal to 3.0% of the gross sales price per share sold in agency transactions and (ii) equal to 5.0% of the purchase price per share sold in principal transactions, under the Sales Agreement with B. Riley Securities. In connection with the sale of the Class A Shares on our behalf, B. Riley Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley Securities with respect to certain liabilities, including liabilities under the Securities Act.
Investing in the Class A Shares involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for more information.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities
The date of this prospectus supplement is July 26, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
A registration statement on Form F-3 (File No. 333-267719) utilizing a “shelf” registration process relating to the securities described in this prospectus supplement was declared effective by the SEC on October 12, 2022. Under this “shelf” registration process, of which this offering is a part, we may, from time to time, sell our Class A Shares, warrants and rights.
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this securities offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not authorized, and the sales agent has not authorized, anyone to provide you with information other than that which is contained in this prospectus supplement and the accompanying prospectus, or any document incorporated by reference herein.
The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities.
It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
We are offering to sell, and seeking offers to buy, our Class A Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Lilium,” the “Company” and similar designations refer to Lilium, N.V., and its subsidiaries. The Lilium name, logos and other trademarks and service marks of Lilium appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names. All other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary sets forth the material terms of this offering but does not contain all of the information you should consider before investing in our securities. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, before making an investment decision, especially the risks of investing in the securities offered hereby discussed under the caption “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus supplement, the prospectus or in any document incorporated by reference.
Overview
Lilium is a next-generation aviation company. We are focused on developing an electric vertical take-off and landing (“eVTOL”) aircraft for use in a new type of high-speed air transport system for people and goods — one that would (i) offer increased connectivity for communities around the world as well as generate time savings to travelers, (ii) be easily accessible from areas designed specifically for eVTOL aircraft to take off and land (“Vertiports”) close to homes and workplaces, (iii) be affordable for a large part of the population, and (iv) be more environmentally sustainable than current regional air transportation.
The products we are developing are fully electric jet aircraft that can take off and land vertically with low noise. Our objective is for the Lilium Jet to be the basis for sustainable, high-speed regional air mobility (“RAM”) networks, which refers to networks that will connect communities and locales within a region directly with one another. We believe such networks will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets will generate zero operating emissions during flight. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours — and significant carbon emissions — each year.
Currently, our development efforts are focused on finalizing the detailed design for the Lilium Jet, the ongoing certification process for the Lilium Jet with the European Union Aviation Safety Agency and the U.S. Federal Aviation Administration, focusing on quality, compliant and on time deliveries from our suppliers, and building out our manufacturing capacity. We plan to rely on two business models. First, we intend to target general business aviation customers as a business line that we intend to deploy in tailored offerings primarily with our four-seater Lilium Jet aircraft through private or fractional ownership sales along with related aftermarket services. Second, we plan to provide a turnkey enterprise solution by selling fleets of four- and six-seater Lilium Jet models, and related aftermarket services, directly to aircraft operators and other commercial customers.
Business Update
Cash Spend and Cash-on-Hand
Adjusted cash spend (excluding fundraising and related fees, and other non-operational cash flows) in the first half of 2024 was approximately €185 million, in line with the budget plan of €185 – 195 million for the first half of 2024. During the first half of 2024 we met our budget target.
As of June 30, 2024, we had approximately $124 million of cash and cash equivalents and certain other financial assets (calculated based on a one euro to 1.09 U.S. dollar exchange rate as of July 18, 2024 and excluding investment in equity instruments). We remain focused on cost containment, while accelerating those activities that are essential to achieving key milestones, in particular, the first manned flight of the Lilium Jet targeted to occur in early 2025.
After giving effect to this offering, we expect that the Company will have approximately $154.6 million of cash and cash equivalents and certain other financial assets available, after giving effect to estimated fees and expenses of this offering. This reflects approximately $124 million of cash and cash equivalents and certain other financial assets as of June 30, 2024 (calculated based on a one euro to 1.09 U.S. dollar exchange rate as of July 18, 2024 and excluding investment in equity instruments) and approximately $30.6 million of proceeds expected to be raised in this offering after giving effect to fees and expenses of this offering.
We expect to fund our ongoing operations until type certification and entry into service with existing cash on hand, non-dilutive methods of financing such as debt instruments, government support (including, as previously announced, potentially from the German and French governments) and pre-delivery payments from customers, among other non-dilutive methods, and also dilutive methods of financing such as the issuance of additional equity securities (including pursuant to facilities such as a standby equity purchase agreement or an equity line of credit) and potentially additional investments by existing shareholders. In addition, as part of our business strategy, we continue to evaluate strategic opportunities with a number of potential counterparties, including private investors, strategic partners, business counterparties and governmental entities. Such opportunities could also include joint ventures and strategic partnerships. We may enter into non-binding letters of intent as we assess the commercial appeal of potential transactions. Any potential transactions could be material to our business, financial condition and operating results and may involve the issuance of additional Class A Shares and other securities.
Risk Factors
Investing in our securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page S-6 of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. You should carefully consider such risks before deciding to invest in our securities.
Corporate Information
We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021, solely for the purpose of effectuating the business combination pursuant to the business combination agreement, dated March 30, 2021, as amended (the “Business Combination”), by and among Lilium GmbH, Queen Cayman Merger LLC, Qell Acquisition Corp. and Lilium. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incidental to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings. Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap) as Lilium N.V.
We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Galileostraße 335, 82131 Gauting, Germany. On February 1, 2024, the address, but not the physical location, of our principal executive office changed from Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany to Galileostraße 335, 82131 Gauting, Germany. Our telephone number is +49 160 9704 6857.
We maintain a website at www.lilium.com, where we regularly post copies of our press releases as well as additional information about us. From time to time, we may also use our website for disclosure of material information about our business and operations. We have included our website as an inactive textual reference only. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC and should not be relied upon.
The Company hereby updates “Item 10. Additional Information — E. Taxation” of its Annual Report on Form 20-F, filed with the SEC on March 15, 2024, to clarify that: (i) the subsection therein under the heading “Material Dutch Tax Considerations” does not describe the Dutch tax considerations in relation to the Dutch Minimum Taxation Act (Wet minimumbelasting 2024); and (ii) the subsection therein under the heading “Material German Tax Considerations” does not describe the German tax considerations in relation to the German Minimum Taxation Act (Mindeststeuergesetz).

THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our Class A Shares, see Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference herein.
Class A Shares offered by us
Class A Shares having an aggregate offering price of up to $33,000,000.
Class A Shares to be outstanding immediately after this offering
Up to 634,942,926 Class A shares, after giving effect to the sale of 35,869,565 shares of our Class A shares in this offering assuming an offering price of $0.92 per share, which was the last reported sale price of our Class A shares on the Nasdaq Global Select Market (“Nasdaq”) on July 23, 2024. The actual number of Class A shares issued will vary depending on the price at which shares may be sold from time to time.
The foregoing amount and, unless the context otherwise requires, references throughout this prospectus to the number of Class A Shares outstanding is based on 599,073,361 Class A Shares outstanding as of July 23, 2024 (or 620,953,296, assuming conversion of all issued and outstanding Class B Shares as of July 23, 2024) and excludes:
•
the 84,433,463 Class A Shares issuable upon exercise of the warrants issued in connection with the Company’s concurrent public offering and private placements pursuant to an underwriting agreement and securities purchase agreements executed in May 2024;

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the 48,050,416 Class A Shares issuable upon exercise of warrants issued pursuant to a securities purchase agreement executed in May 2024, which includes 24,025,208 Class A Shares issuable upon the exercise of a partially pre-funded warrant;

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the 32,412,469 Class A Shares (which includes certain grants made on July 18, 2024 that have not yet been ratified by the compensation committee) issuable upon exercise of outstanding employee stock options or settlement of outstanding restricted stock units;

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the 160,202,919 Class A Shares issuable upon exercise of partially pre-funded warrants issued in the Company’s private placement in May 2023;

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the 8,036,528 Class A Shares issuable upon exercise of warrants issued in the Company’s private placement in July 2023;

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the 45,762,461 Class A Shares issuable upon exercise of warrants issued in the Company’s concurrent private placement and registered direct offering in November 2022;

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the 12,649,936 Class A Shares underlying the Company’s outstanding publicly listed warrants (trading on Nasdaq under the symbol “LILMW”);

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the 7,060,000 Class A Shares underlying the Company’s warrants issued in a 2021 private placement; and

•
the 1,800,000 Class A Shares underlying a warrant issued by the Company in 2021 in connection with a private placement.

Manner of offering
The Class A Shares will be offered through an “at the market offering” that may be made from time to time through or to B. Riley Securities, as sales agent or principal. See “Plan of Distribution” on page S-14 of this prospectus supplement.
Use of Proceeds
We currently intend to use the net proceeds we receive from this offering to continue to fund the development and operations of the Company and for general corporate purposes, which may include payments to the Company’s suppliers, and working capital uses. See “Use of Proceeds” on page S-10 of this prospectus supplement.
Risk Factors
See “Risk Factors” beginning on page S-6 and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the offered securities.
Listing
The Class A Shares are listed on the Nasdaq Global Select Market under the ticker symbol “LILM.”

RISK FACTORS
An investment in our securities involves risk. You should carefully consider the risk factors discussed herein as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and the documents incorporated by reference herein, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, when evaluating an investment in the securities offered hereby. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.
If you purchase Class A Shares in this offering, you may experience immediate and substantial dilution in the net tangible book value per Class A Share you purchase.
The Class A Shares sold in this offering will be sold from time to time at various prices. The price per Class A Share being offered may, at the time of sale, be higher than the net tangible book value per Class A Share outstanding prior to this offering. After giving effect to the assumed sale of Class A Shares in the aggregate amount of $33,000,000 at an assumed public offering price of $0.92 per share, the last reported sale price of our Class A Shares on Nasdaq on July 23, 2024, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2023 would have been €64.7 million, or $0.13 per share. This would represent an immediate increase in net tangible book value of $0.05 per share to our existing shareholders and an immediate dilution of as adjusted net tangible book value of $0.79 per share to purchasers of our Class A Shares in this offering. Please see the section entitled “Dilution” of this prospectus supplement.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
As of the date of this prospectus supplement, we cannot specify with certainty the particular uses for the net proceeds we will receive from this offering. We will have broad discretion in the application of the net proceeds, including any of the purposes described in “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. We may not use the proceeds of this offering effectively, and any failure by us to apply these funds effectively could result in financial losses that may have an adverse effect on our business, cause the price of our Class A Shares to decline and delay our development processes. Pending their use to fund operations, we may invest our cash and cash equivalents in a manner that does not produce income or that loses value.
The actual number of Class A Shares we may issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to B. Riley Securities at any time throughout the term of the Sales Agreement. The number of Class A Shares that are sold by B. Riley Securities after delivering a sales notice, if any, will fluctuate based on the market price of the Class A Shares during the sales period and limits we set with B. Riley Securities. Because the price per Class A Share of each share sold will fluctuate based on the market price of our Class A Shares during the sales period, it is not possible at this stage to predict the number of Class A Shares that may ultimately be issued.
The Class A Shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase Class A Shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Class A Shares sold. Investors may experience a decline in the value of their Class A Shares as a result of sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains, and the accompanying prospectus and any documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements provide our current expectations or forecasts of future events and include, but are not limited to, statements regarding Lilium’s proposed business and business model, the markets and industry in which Lilium operates or intends to operate, and the anticipated timing of the commercialization and launch of Lilium’s business.
Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “objective,”“ongoing,”“opportunity,”“plan,”“potential,”“predict,”“project,”“result,”“should,”“strategy,” “target,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein include, but are not limited to, statements regarding our business plan, operations, cash flows, financial position and dividend policy.
Lilium operates and will continue to operate in a rapidly changing emerging industry. New risks emerge daily. Given these risks and uncertainties, you should not rely on or place undue reliance on these forward- looking statements, including any statements regarding Lilium’s expected funding sources, when or whether any strategic collaboration between Lilium and the respective collaborator will be effected, the number, price or timing of any Lilium Jets to be sold (or if any such Lilium Jets will be sold at all), the price to be paid therefor and the timing of launch or manner in which any proposed eVTOL network or anticipated commercial activities will operate, and Lilium’s business and product development strategies or certification program.
Forward-looking statements are subject to known and unknown risks and uncertainties and may be based on potentially inaccurate assumptions, any of which could cause actual events or results to differ materially from those contained in or implied by our forward-looking statements. Many factors could cause actual future events and operating results to differ materially from the forward-looking statements contained herein, including, but not limited to, the following risks:
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Lilium’s future funding requirements and any inability to raise necessary capital on favorable terms (if at all);

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the potential dilutive effect, or the impact on the market price of our securities as a result, of future or perceived future capital raises or other transactions;

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the eVTOL market may not continue to develop, or eVTOL aircraft may not be adopted by the transportation market;

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the Lilium Jet may not be certified by transportation and aviation authorities, including EASA or the FAA;

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the Lilium Jet may not deliver the expected reduction in operating costs or time savings that Lilium anticipates;

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adverse developments regarding the perceived safety and positive perception of the Lilium Jets, the convenience of expected future Vertiports and Lilium’s ability to effectively market and sell RAM services and aircraft;

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challenges in developing, certifying, manufacturing and launching Lilium’s services in a new industry (urban and regional air transportation services);

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a delay in or failure to launch commercial services as anticipated;

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the RAM market for eVTOL passenger and goods transport services does not exist, whether and how it develops is based on assumptions, and the RAM market may not achieve the growth potential Lilium’s management expects or may grow more slowly than expected;

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if Lilium is unable to adequately control the costs associated with pre-launch operations and/or its costs when operations are commenced (if ever);

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difficulties in managing growth and commercializing operations;

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failure to commercialize Lilium’s strategic plans;

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any delay in completing testing and certification, and any design changes that may be required to be implemented in order to receive type certification for the Lilium Jet;

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any delays in the development, certification, manufacture and commercialization of the Lilium Jets and related technology, such as battery technology or electric motors;

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any failure of the Lilium Jets to perform as expected or an inability to market and sell the Lilium Jets;

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any failure of suppliers to achieve serial production of the proprietary and/or novel software, battery technology and other technology systems still in development;

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reliance on third-party suppliers for the provision and development of key emerging technologies, components and materials used in the Lilium Jet, such as the lithium-ion batteries that will power the jets, a significant number of which may be single or limited source suppliers, and the related risk

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that any of these prospective suppliers or strategic partners may choose not to do business with us at all, or may insist on terms that are commercially disadvantageous, and as a result we may have significant difficulty procuring and producing our jets;

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if any of Lilium’s suppliers become financially distressed or go bankrupt, Lilium may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase costs, adversely affect liquidity and/or cause production disruptions;

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any inability to operate network services after commercial launch at the anticipated flight rate, on the anticipated routes or with the anticipated Vertiports could adversely impact Lilium’s business, financial condition and results of operations;

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potential customers may not generally accept the RAM industry or Lilium’s passenger or goods transport services;

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any adverse publicity stemming from any incident involving Lilium or its competitors, or an incident involving any air travel service or unmanned flight based on autonomous technology;

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if competitors obtain certification and commercialize their eVTOL vehicles before Lilium;

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business disruptions and other risks arising from COVID-19 and geopolitical events, including the war in Ukraine, and including related inflationary pressures, may impact Lilium’s ability to successfully contract with its supply chain and have adverse impacts on its anticipated costs and commercialization timeline;

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Lilium’s inability to deliver Lilium Jets with the specifications and on the timelines anticipated in any non-binding memorandums of understanding or binding contractual agreements with customers

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or suppliers we have entered into or may enter into in the future; and/or

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other factors discussed in “Risk Factors.”

The foregoing list of factors is not exhaustive. You should also consider carefully the statements set forth in the section entitled “Risk Factors” in this prospectus supplement as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and the documents incorporated by reference herein. You should not rely on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date such forward-looking statement is made or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file periodically with the SEC after the date of this prospectus supplement.
Additionally, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date they are made, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.
Although we believe the expectations reflected in the forward-looking statements are reasonable as of the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium, the sales agent nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section and similarly titled sections in the documents incorporated by reference herein in connection with the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

USE OF PROCEEDS
We may issue and sell Class A Shares having aggregate sales proceeds of up to $33 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with B. Riley Securities as a source of financing.
We currently intend to use the net proceeds we receive from this offering to continue to fund the development and operations of the Company and for general corporate purposes, which may include payments to the Company’s suppliers, and working capital uses.
The amount and timing of our actual expenditures will depend on numerous factors, including the progress of our development efforts and other factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

DILUTION
If you invest in the securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per Class A Share and the net tangible book value per Class A Share immediately after this offering. The net tangible book value of our ordinary shares as of December 31, 2023 was approximately €36.6 million, or approximately $0.08 per ordinary share, based upon 526,579,207 issued and outstanding ordinary shares (consisting of Class A Shares and Class B Shares) as of December 31, 2023. Net tangible book value per ordinary share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of December 31, 2023.
Net tangible book value dilution per offered share to investors participating in this offering represents the difference between the amount per share paid by purchasers of offered shares in this offering and the as adjusted net tangible book value per offered share immediately after completion of this offering. After giving effect to the issuance and sale by us of the Class A Shares in this offering in an aggregate amount of $33 million at an assumed public offering price of $0.92 per share, the last reported sale price of our Class A Shares on Nasdaq on July 23, 2024, and after deducting fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been €64.7 million, or $0.13 per ordinary share. This represents an immediate increase in net tangible book value of $0.05 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of $0.79 per ordinary share to new investors in this offering.
The following table illustrates this calculation on a per share basis:
Assumed offering price per Class A Share	$0.92
Net tangible book value as of December 31, 2023	$0.08
Increase in net tangible book value attributable to investors purchasing in this offering	$0.05
As adjusted net tangible book value after giving effect to this offering	$0.13
Dilution in net tangible book value to new investors in this offering	$0.79
The discussion and table above set forth dollar amounts based on the euro/dollar exchange rate as of July 18, 2024 of $1.09 to one euro.
To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2023 (i) on an actual basis and (ii) on an as adjusted basis to give effect to an assumed amount of gross proceeds from this offering, less related fees and expenses. The table does not give effect to any impact on shareholders’ equity from the valuation of warrants and recording of associated warrant liabilities.
The data in the table is derived from, and should be read in conjunction with, our historical financial statements, including the accompanying notes, incorporated by reference into this prospectus supplement (see “Where You Can Find More Information” and “Documents Incorporated by Reference”).
	As of December 31, 2023
In € thousands	Actual	As adjusted(1)
Cash and cash equivalents(2)	83,508	111,600
Lease liabilities (including current portion)	11,167	11,167
Shareholders’ equity:
Subscribed capital	5,728	6,087
Share premium	1,008,759	1,036,492
Other capital reserves	381,778	381,778
Treasury shares	—	—
Accumulated loss	(1,359,317)	(1,359,317)
Accumulated other comprehensive income / (loss)	110	110
Total shareholders’ equity	37,058	65,150
Total capitalization	48,225	76,317

(1)
Assumes receipt of approximately $30.6 million in net proceeds from the assumed sale of 35,869,565 Class A Shares in this offering, converted to euros based on the euro/dollar exchange rate as of July 18, 2024 of $1.09 to one euro.

(2)
Cash and cash equivalents and certain other financial assets as of June 30, 2024 were approximately $124 million (based on the euro/dollar exchange rate as of July 18, 2024 of $1.09 to one euro and excluding investments in equity instruments).

DIVIDEND POLICY
We have never declared or paid any cash dividends on our shares and we do not anticipate paying any dividends on our shares for the foreseeable future. We currently intend to retain any earnings for future operations.

PLAN OF DISTRIBUTION
We have entered into a Sales Agreement with B. Riley Securities, dated July 26, 2024. Pursuant to the Sales Agreement, under this prospectus we may issue and sell our Class A Shares having aggregate sales proceeds of up to $33 million from time to time through or to B. Riley Securities, acting as sales agent or principal, subject to certain limitations. Sales of our Class A Shares, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.
Each time we wish to issue and sell Class A Shares under the Sales Agreement pursuant to any agency sale, we will notify B. Riley Securities of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. B. Riley Securities has agreed that once we have so instructed it, unless B. Riley Securities declines to accept the terms of the notice, it will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms.
From and after the date hereof, we will have the right, but not the obligation, from time to time at our sole discretion, to direct B. Riley Securities on any trading day to act on a principal basis and purchase up to $10 million of our Class A Shares per month in net proceeds as set forth in the Sales Agreement, by timely delivering a written notice to B. Riley Securities in accordance with the Sales Agreement; provided, however, only one principal sale may be requested per day, unless otherwise agreed to by B. Riley Securities. Notwithstanding the foregoing, the aggregate amount of Class A Shares that we will direct B. Riley to purchase as principal in principal transactions shall not exceed $500,000 in an day, $2.5 million in any week or $30 million in any quarter.
B. Riley Securities will be entitled to a commission in an amount (i) equal to 3.0% of the gross sales price per share sold on an agency basis and (ii) equal to 5.0% of the purchase price per share sold on a principal basis, under the Sales Agreement. B. Riley Securities may also receive customary brokerage commissions from purchasers of the Class A Shares in compliance with FINRA Rule 2121. B. Riley Securities may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from B. Riley Securities and/or purchasers of Class A Shares for whom they may act as agents or to whom they may sell as principal. In addition, we have agreed to reimburse legal expenses of B. Riley Securities in an amount not to exceed $110,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding compensation payable or fees reimbursable to B. Riley Securities under the terms of the Sales Agreement, will be approximately $600,000.
Settlement for sales of Class A Shares sold on an agency basis will occur on the business day following the date on which any sales are made (or any such other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act), or on some other date that is agreed upon by us and B. Riley Securities in connection with a particular agency transaction, in return for payment of the net proceeds to us. Settlement for sales of Class A Shares sold on a principal basis shall occur as provided for in the applicable notice. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The offering pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all Class A Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement as permitted therein.
In connection with the sales of Class A Shares on our behalf, B. Riley Securities will be deemed an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley Securities will be deemed underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley Securities against certain civil liabilities, including liabilities under the Securities Act.
B. Riley Securities and its affiliates have in the past and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, B. Riley Securities will not engage in any market making activities involving our Class A Shares while the offering is ongoing under this prospectus supplement.

Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area, each a Relevant State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time
A.
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
A.
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

C.
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FMSA,

provided that no such offer of the securities shall require us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Japan
No securities registration statement has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), or FIEL, in relation to the securities offered hereby. The securities are being offered in a private placement to “qualified institutional investors” (tekikaku-kikantoshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended), or QIIs, under Article 2, Paragraph 3, Item2i of the FIEL. Any QII acquiring the securities in this offer may not transfer or resell those securities except to other QIIs. Accordingly, the securities are not being offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan ) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan except for the private placement above pursuant to an exemption from the registration requirements of the FIEL and in compliance with any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Canada (Alberta, British Columbia, Manitoba, Ontario and Québec Only)
This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of shares of our common stock described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.
Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the securities in Canada are being made on a private placement basis only and are exempt from the prospectus requirement under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the securities will be deemed to have represented to us, the selling stockholder and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an

“accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in subsection 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Personal Information
Prospective Canadian purchasers are advised that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule 1 of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email address, if provided, and the number and type of securities purchased, the total purchase price paid for such securities, the date of the purchase and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the securities regulatory authority or regulator in accordance with NI 45-106, (c) such personal information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it under the securities legislation of the applicable legislation, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction, and (e) the purchaser may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule 2 to Form 45-106F1. Prospective Canadian purchasers that purchase securities in this offering will be deemed to have authorized the indirect collection of the personal information by each applicable securities regulatory authority or regulator, and to have acknowledged and consented to such information being disclosed to the Canadian securities regulatory authority or regulator, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Notice to Prospective Investors in Oman
The information contained in this prospectus supplement and the accompanying prospectus neither constitutes a public offer of securities in the Sultanate of Oman as contemplated by the Commercial

Companies Law of Oman (Royal Decree 4/74) or the Capital Market Law of Oman (Royal Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy Non-Omani securities in the Sultanate of Oman as contemplated by Article 139 of the Executive Regulations of the Capital Market Law (issued by Capital Market Authority Decision No. 1/2009).
The recipient of this prospectus supplement and the accompanying prospectus in Oman represents that it is a financial institution and is a financially solvent, experienced investor (as described in Article 139 of the Executive Regulations of the Capital Market Law) and that its officers/employees have such experience in business and financial matters that they are capable of evaluating the merits and risks of investments.
This prospectus supplement and the accompanying prospectus have been sent at the request of the investor in Oman, and by receiving this prospectus supplement and the accompanying prospectus, the person or entity to whom they have been issued and sent understands, acknowledges and agrees that this prospectus supplement and the accompanying prospectus have not been approved by the Capital Market Authority, or CMA, or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the Class A Shares or accompanying Warrants within Oman.
The distributor of this prospectus supplement and the accompanying prospectus is neither a company licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor a bank licensed by the Central Bank of Oman to provide investment banking services in Oman. The distributor of this prospectus supplement and the accompanying prospectus does not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.
Nothing contained in this prospectus supplement and the accompanying prospectus is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This prospectus supplement and the accompanying prospectus are for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.
Any recipient of this prospectus supplement and the accompanying prospectus and any purchaser of the securities pursuant to this prospectus supplement and the accompanying prospectus shall not market, distribute, resell, or offer to resell the shares within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this prospectus supplement or the accompanying prospectus to others.
Notice to prospective investors in Qatar
The securities described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Notice to prospective investors in the United Arab Emirates
The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of the Class A Shares being offered by this prospectus supplement will be passed upon for us by Freshfields Bruckhaus Deringer LLP. B. Riley Securities, Inc., in its capacity as sales agent, is being represented by O’Melveny & Myers LLP in connection with the offering.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany. The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Additionally, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely for informational purposes.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus supplement are completed:
•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024;

•
any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement;

•
the description of the securities contained in our registration statement on Form 8-A filed on August 11, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

•
our Reports on Form 6-K, furnished to the SEC on January 5, 2024, February 21, 2024 (except for the press release attached as Exhibit 99.1 thereto), February 23, 2024 (except for the press release attached as Exhibit 99.1 thereto), February 27, 2024 (except for the press release attached as Exhibit 99.1 thereto), March 25, 2024, May 3, 2024, May 16, 2024, May 23, 2024, May 24, 2024, May 29, 2024 (except for the press release attached as Exhibit 99.1 thereto), May 30, 2024, May 31, 2024 (except for the press release attached as Exhibit 99.3 thereto), June 11, 2024, June 26, 2024, July 12, 2024, July 17, 2024 (except for the press release attached as Exhibit 99.1 and corporate presentation update attached as 99.3 thereto) and July 18, 2024 (except for the press release attached as Exhibit 99.1 and the corporate presentation update attached as Exhibit 99.2 thereto);

•
the first paragraphs of the Explanatory Notes of our Reports on Form 6-K, furnished to the SEC on May 6, 2024 and May 15, 2024;

•
the first and second paragraphs of the Explanatory Note of our Report on Form 6-K, furnished to the SEC on May 13, 2024;

•
the first and second paragraphs under the sub-heading “Launch of Capital Raise” of our Report on Form 6-K, furnished to the SEC on May 23, 2024;

•
the first three paragraphs of the Explanatory Note of our Report on Form 6-K and Exhibit 99.1 attached thereto, furnished to the SEC on May 24, 2024; and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are, or selected portions of which are, identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement other than exhibits that are not specifically incorporated by reference into those documents. You can request those documents from:
Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460
We have not authorized and the sales agent has not authorized any other person to provide you with any information other than the information contained in this prospectus supplement and the documents incorporated by reference herein. We do not and the sales agent does not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are and the sales agent is not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS
Lilium N.V.
$250,000,000
Class A Shares,
Warrants &
Rights
Lilium N.V., a Dutch public limited liability company (the “Company,” “Lilium,” “we,” “us,” “our” or similar terms) may offer from time to time up to a total amount of $250,000,000 in any combination of the securities described in this prospectus, consisting of (i) Class A ordinary shares of the Company, nominal value €0.12 per share (the “Class A Shares”), (ii) warrants to purchase Class A Shares (the “Warrants”) and (iii) rights to purchase Class A Shares (the “Rights” and, collectively with the Class A Shares and Warrants, the “Securities”), in one or more offerings under this prospectus and on the terms described in one or more applicable supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these Securities and the general manner in which they may be offered. The specific terms of any Securities to be offered, the specific manner in which they may be offered, and whether the offered Securities will be listed on any national securities exchange(s), will be described in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. Investors should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference herein or therein, before investing in any of the Securities.
The Securities covered by this prospectus may be issued, offered and sold from time to time at fixed prices, at market prices or at negotiated prices, in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers, or agents, if any, involved in the sale of any Securities covered by this prospectus, their compensation and any options to purchase additional Securities held by them will be described in the applicable prospectus supplement. For more information see “Plan of Distribution” in this prospectus.
Our Class A Shares and warrants to purchase Class A Shares, originally issued to the public shareholders of Qell Acquisition Corp. in its initial public offering and converted into warrants to purchase Class A Shares at the closing of the Business Combination (as defined herein) at an exercise price of $11.50 per Class A Share (the “Public Warrants”), are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LILM” and “LILMW,” respectively. On September 30, 2022, the closing sale prices as reported on Nasdaq of our Class A Shares and Public Warrants were $2.28 per share and $0.27 per warrant, respectively.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, are subject to reduced public company reporting requirements.
Our principal executive offices are located at Claude-Dornier Straße 1, Bldg. 335, 82234 Wessling, Germany.
This prospectus may not be used to offer or sell any Securities covered by this prospectus unless accompanied by a prospectus supplement.
Investing in our Securities involves a high degree of risk. Before buying any Securities, you should carefully read the discussion of material risks of investing in our Securities in “Risk Factors” on page 6 of this prospectus, in any applicable prospectus supplement and as described in certain of the documents we may incorporate by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated October 12, 2022

You should rely only on the information contained in this prospectus and any amendment or supplement to this prospectus, as well as any information incorporated by reference herein or therein. We have not authorized any other person to provide you with different or additional information. We do not take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. This prospectus does not constitute an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or any documents incorporated by reference herein or therein is accurate only as of the date hereof or thereof or such other date expressly stated herein or therein, and our business, financial condition, results of operations or prospects may have changed since those dates.
Except as otherwise set forth in this prospectus, neither we nor any underwriters, dealers or agents have taken any action to permit a public offering of the Securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings on a continuous or delayed basis up to $250,000,000 of any combination of the Securities described in this prospectus and the applicable prospectus supplement.
This prospectus provides you with a general description of the Securities that the Company may offer. Each time we use this prospectus to offer any of the Securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those Securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference the information that the Company files with the SEC. The registration statement on file with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement.
Neither the Company nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in or incorporated by reference in this prospectus or any amendment or supplement to this prospectus.
You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Documents Incorporated by Reference.” The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference herein or therein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein or the sale of any Securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
This prospectus is not an offer of the Securities in any jurisdiction where an offer is not permitted.
On September 14, 2021 (the “Closing Date”), we closed the business combination (the “Business Combination”) pursuant to the Business Combination Agreement, dated as of March 30, 2021 (as amended, the “Business Combination Agreement”), by and among Qell Acquisition Corp., a Cayman Islands exempted company (“Qell”), Lilium GmbH, a German limited liability company, Lilium B.V., a Dutch private liability company (besloten vennootschap met beperkte aansprakelijkheid) (which was converted into a Dutch public limited liability company (naamloze vennootschap), Lilium N.V., prior to the closing of the Business Combination), and Queen Cayman Merger LLC, a Cayman Islands limited liability company and wholly owned subsidiary of Lilium (“Merger Sub”).
On the Closing Date, (i) Qell converted the class A ordinary shares of Qell (the “Qell Class A Ordinary Shares”) into a claim for corresponding equity in Merger Sub, with such claim then contributed to Lilium in exchange for one Class A Share, (ii) the shareholders of Lilium GmbH exchanged their shares of Lilium GmbH for shares in the capital of Lilium, with all Lilium GmbH shareholders, but Daniel Wiegand, receiving Class A Shares in the share capital of Lilium, and Daniel Wiegand receiving Class B Shares, and (iii) each outstanding warrant to purchase a Qell Class A Ordinary Share was converted into a warrant to purchase one Class A Share.

FREQUENTLY USED TERMS
Unless otherwise stated in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, or the context otherwise requires, references to:
“Azul” means Azul S.A. and Azul Linhas Aereas Brasileiras S.A., collectively.
“Azul Warrant” means the warrants issued on October 22, 2021 to Azul, which are exercisable for 1,800,000 Class A Shares at an exercise price of €0.12 per Class A Share.
“Board” means the board of directors of Lilium N.V.
“Business Combination” means the transactions contemplated by the Business Combination Agreement.
“Business Combination Agreement” means the Business Combination Agreement, dated March 30, 2021, as amended, by and among Lilium GmbH, Merger Sub, Qell and Lilium.
“Class A Shares” means the ordinary shares A, with a nominal value of €0.12 per share, in the share capital of Lilium.
“Class B Shares” means the ordinary shares B, with a nominal value of €0.36 per share, in the share capital of Lilium.
“Class C Shares” means the ordinary shares C, with a nominal value of €0.24 per share, in the share capital of Lilium.
“Closing Date” means the date of the closing of the transactions contemplated by the Business Combination Agreement.
“Company” means Lilium, unless the context indicates otherwise.
“COVID-19” means the novel coronavirus known as SARS-CoV-2 or COVID-19, and any evolutions, mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“DCGC” means the Dutch Corporate Governance Code 2016.
“eVTOL” means electric vertical take-off-and-landing.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“General Meeting” means a general meeting of the shareholders of the Company.
“Lilium,” as well as terms such as “we,” “us,” “our” and similar terms, means (i) Lilium N.V., together with its subsidiaries, after conversion into a Dutch public limited liability company and (ii) Lilium B.V. prior to the conversion into a Dutch public liability company. As the context may require, the foregoing terms may also refer to local holders of air operator certificates or similar aviation operating authorities who Lilium anticipates will operate and control Lilium network air carrier operations in certain jurisdictions in order to comply with applicable law.
“Lilium Jets” means the fully electric eVTOL aircraft being developed by Lilium.
“Nasdaq” means The Nasdaq Global Select Market.
“Private Warrants” means the warrants of Lilium N.V. originally held by certain former Qell shareholders, purchased by such holders in a private placement that occurred concurrently with the closing of Qell’s initial public offering and converted into warrants to purchase one Class A Share at a price of $11.50 per share, subject to adjustment, at the closing of the Business Combination.
“Public Warrants” means the publicly listed warrants of Lilium N.V. to purchase one Class A Share at a price of $11.50, subject to adjustment, trading on the Nasdaq under the symbol “LILMW.”
“Qell” means Qell Acquisition Corp., a Cayman Islands exempted company.
“Qell Class A Ordinary Shares” means Qell’s Class A ordinary shares.

“SEC” means the U.S. Securities and Exchange Commission.
“Securities” means, collectively, the Class A Shares, warrants to purchase Class A Shares and rights to purchase Class A Shares offered under this prospectus.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Shares” means the Class A Shares, the Class B Shares and the Class C Shares.
“SPAC Warrants” means, collectively, the Public Warrants and Private Warrants.
“Sponsor” means Qell Partners LLC, a Cayman Islands limited liability company.

PROSPECTUS SUMMARY
This summary highlights certain information included or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement. For a more complete understanding of the Company and our securities, we encourage you to read in their entirety and consider carefully the more detailed information in this prospectus and any related prospectus supplement, including the documents referred to in “Where You Can Find More Information” and “Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus constitute, and certain statements in any prospectus supplement or the documents incorporated by reference herein and therein may be, forward-looking statements that involve assumptions, risks and uncertainties as further described in “Cautionary Note Regarding Forward-Looking Statements.”
Our Company
Lilium is a next-generation transportation company. We are focused on developing an eVTOL aircraft for use in a new type of high-speed air transport system for people and goods — one that would (i) offer increased connectivity for communities around the world as well as generate time savings to travelers, (ii) be easily accessible from areas designed specifically for eVTOL aircraft to take off and land (“Vertiports”) close to homes and workplaces, (iii) be affordable for a large part of the population and (iv) be more environmentally friendly than current regional air transportation.
The products we are developing are fully electric jet aircraft that can take off and land vertically with low noise. Our objective is for the Lilium Jets to be the basis for sustainable, high-speed regional air mobility (“RAM”) networks, which refers to networks that will connect communities and locales with a region directly with one another. We believe such networks will require less infrastructure than traditional airports or railway lines and a fully electric jet aircraft would produce minimal operating emissions. We expect our Lilium Jets will generate zero operating emissions during flight. A single trip might save hours for a traveler; in aggregate, these networks could save our societies millions of travel hours — and significant carbon emissions — each year.
Currently, our development efforts are focused on our ongoing certification process for the Lilium Jet with the European Union Aviation Safety Agency (“EASA”) and the Federal Aviation Administration (“FAA”) and building out our manufacturing capacity. We plan to rely on three business models. First, we plan to use the Lilium Jet within regional passenger shuttle networks, initially in the U.S. and Europe, that we intend to create and operate with third parties. Second, we plan to provide a turnkey enterprise solution by selling fleets of Lilium Jets and related aftermarket services directly to enterprise and other customers. Third, we intend to target general business aviation customers as a supplemental business line that we intend to deploy in tailored offerings through private or fractional ownership sales.
The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across battery technology, lightweight materials, sensors and computing power and propulsion technology. Morgan Stanley has projected that the eVTOL aircraft market could represent $1.0 trillion (in the base case) to $4.5 trillion (in the bull case) in revenues by 2040.
The Lilium Jet architecture is based on our proprietary Ducted Electric Vectored Thrust (“DEVT”) technology, which has been developed and rigorously tested over the last several years. While the majority of our eVTOL competitors leverage open rotor engines, which are based on unducted, counter rotating propeller blades that can have a higher noise profile, DEVT consists of quiet electric turbofans mounted within a cylindrical duct. DEVT offers a number of fundamental advantages over open propeller eVTOL architectures, including higher payload potential, safety, the highest market acceptance and penetration for ducted fans in commercial aviation and potential scalability to larger aircraft in the future.
We believe these technology advantages will enable our regional shuttle service model to carry more passengers (or cargo) per jet on longer (regional) trips than open propeller eVTOL aircraft. We are currently developing a lineup of Lilium Jets, including prospective four and six passenger models, that will be based on the same modular architecture but have distinct specifications and design targets based on their expected commercial use. We believe the combination of longer average trip lengths and our anticipated passenger capacity for our lineup of Lilium Jets (and thus a higher load factor, depending on model) will provide greater time savings to customers, more competitive pricing and superior unit economics as compared to open propeller eVTOL architecture. We also believe our architectural platform would allow us to create a larger version of the Lilium Jet in the future based on similar architecture and technology. However, our design activities remain in process, and there can be no assurances that such a larger aircraft will be developed or the timing thereof.
We intend for the Lilium Jet to have low take-off noise. We are designing the Lilium Jet to be virtually inaudible from the ground during cruise flight.
We believe that our high-speed RAM networks will significantly change the economic calculus of passengers and businesses shipping goods when making transportation and shipping decisions, respectively. We estimate that our Lilium Jets will be able to move people and goods significantly faster than road transport and that our eVTOL network will be significantly less costly and much faster to deploy than equivalent high-speed rail infrastructure and considerably more adaptable to shifting passenger demand.
We believe that our aerospace team is one of the most capable in the eVTOL sector. Collectively, they have held instrumental roles in the delivery of the Airbus A350 XWB, Airbus A380, Airbus A320, the Gulfstream G-650 jet engine and the Eurofighter Typhoon, among others. They are supported by approximately 450 aerospace engineers and a business team with a strong track record in building successful companies in Silicon Valley and Europe. In addition to our Co-Founder and Chief Executive Officer, Daniel Wiegand, the board of directors of Lilium (the “Board”) includes our Chairman, Dr. Thomas Enders, as well as Henri Courpron, Barry Engle, David Neeleman, Margaret M. Smyth, Gabrielle Toledano, David Wallerstein and Niklas Zennström. In June 2022, we announced Klaus Roewe, long-time Airbus executive and former head of the A320 program, as our new CEO, to become effective upon approval at our 2022 Annual General Meeting of Shareholders.
We have an approximately 100,000 square foot technology prototyping and production facility at the Oberpfaffenhofen airfield near our Munich headquarters in Germany, which is currently being expanded by approximately 45,000 square feet. We expect this facility may eventually house our serial aircraft production, including the anticipated manufacturing of the proprietary propulsion and energy systems and the final assembly of the serial aircraft. Other sub-systems and components will be outsourced to Tier 1 aerospace suppliers, such as Toray Industries, Aciturri Aeronáutica, DENSO and Honeywell.
Impact of the COVID-19 Pandemic
The strict measures to stop the spread of COVID-19 adopted in several countries where we operate initially resulted in the majority of our workforce working from home for much of 2020 and 2021, with a small number of special purpose teams responsible for development of the Lilium Jet remaining onsite. Modern forms of communication enabled contact to be maintained between various members of staff and deadlines defined before the period during which employees were working from home have been complied with. Lilium incurred additional expenses related to the health, safety and transportation of employees onsite; however, the impact of these additional expenses did not materially impact our consolidated financial statements. With COVID-19 vaccines becoming more broadly available, most of our employees have returned to onsite work. However, there can be no assurance that future developments regarding the spread of COVID-19 will not result in a return to working from home for large portions of our workforce and the reinstatement of additional COVID-19 mitigation measures.
Uncertainty regarding the consequences and duration of COVID-19 has negatively impacted the ability to develop a precise forecast for product development. Based on the latest developments, we are expecting that business operations can be continued.
We are monitoring the global outbreak of COVID-19 and have taken steps to identify and mitigate the adverse effects and risks to us as a result of the pandemic. We have continued to implement social distancing and other COVID-19 mitigation practices and are ready to reintroduce additional modifications to our business practices depending on the ongoing development of the COVID-19 pandemic. We expect to continue to take actions as may be required or recommended by government authorities or in the best interests of our employees and business partners. While the pandemic has not resulted in a material slowdown in our engineering, testing, certification and production activities, our operations and the operations of our vendors, suppliers and commercial partners, including infrastructure, airline, training and other business partners, may be adversely impacted. Despite vaccines becoming available, COVID-19’s ongoing economic and health repercussions may also negatively impact our future field engineering, testing and certification processes and manufacturing capacity, as well as our commercial activities, including potential delays and restrictions on our ability to recruit and train staff. COVID-19 could also affect the operations of our suppliers and business partners, which has resulted and may continue to result in delays or disruptions in the supply chain of our components, parts and materials and which could delay the development and rollout of a Vertiport network and our commercial operations. We will continue to closely monitor the effects of the pandemic. For additional information on risks posed by the COVID-19 pandemic, see “Risk Factors.”
Impact of the War in Ukraine
Although we do not have any operations or direct suppliers located in Ukraine or Russia and have not yet experienced any direct impacts from the conflict, we believe our continuing design and development activities, regulatory certification processes and ability to contract with prospective customers, suppliers and other counterparties, as well as to progress to the production, manufacturing and commercialization of the Lilium Jets, could be adversely affected by the conflict between Russia and Ukraine. For example, the continuance or any escalation of the conflict could result in disruptions to our business and operations, increase inflationary pressures and adversely affect our anticipated unit and production costs, increase raw material costs and cause further disruption to supply chains, impacting our ability to successfully contract with suppliers, and have other adverse impacts on our anticipated costs and commercialization timeline.
Existing or additional government actions, including sanctions, taken in response to the conflict could also adversely impact the commercial and regulatory environment in which we operate. Such disruptions could similarly impact our data protection and design efforts, including if there are any increased cyberattacks or data security incidents as a result of the conflict, and negatively impact our corporate, research and development and production efforts and result in us incurring increased cybersecurity costs.
We continue to closely monitor the possible effects of the conflict in Europe and general economic factors on our business and planning. These factors put pressure on our costs for employees and materials and services we procure from our suppliers, as well as affecting other stakeholders and regulatory agencies.
For additional information on risks posed by the conflict in Europe and general economic factors, see “Risk Factors.”
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies. The exemptions include, but are not limited to:
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an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

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reduced disclosure obligations regarding executive compensation; and

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not being required to hold a nonbinding advisory vote on executive compensation or to seek shareholder approval of any golden parachute payments not previously approved.

We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we have total annual gross revenue of at least 1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of equity securities held by our non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We are also considered a “foreign private issuer” subject to reporting requirements under the Exchange Act, as a non-U.S. company with foreign private issuer status. As a “foreign private issuer,” we will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and requirements that the proxy statements conform to Schedule 14A of the proxy rules promulgated under the Exchange Act;

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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders (i.e., officers, directors and holders of more than 10% of our issued and outstanding equity securities) to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events; and

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the SEC rules on disclosure of compensation on an individual basis unless individual disclosure is required in our home country (the Netherlands) and is not otherwise publicly disclosed by us.

Additionally, as a “foreign private issuer,” as defined by the SEC, we are permitted to follow home country corporate governance practices, instead of certain corporate governance standards required by Nasdaq for U.S. companies. Accordingly, we follow Dutch corporate governance rules in lieu of certain of Nasdaq’s corporate governance requirements.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer.
We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.
We may choose to take advantage of some but not all of these reduced reporting requirements of which we have taken advantage of in this prospectus. Accordingly, the information contained herein may be different from the information you receive from our competitors that are U.S. domestic filers or other U.S. domestic public companies in which you have made an investment.
Risk Factors
Investing in the Securities entails a high degree of risk as discussed in the “Risk Factors” section beginning on page 10 of this prospectus and in the documents incorporated by reference in this prospectus. You should carefully consider such risks before deciding to invest in the Securities.
Corporate Information
We were incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the name Qell DutchCo B.V. on March 11, 2021 solely for the purpose of effectuating the Business Combination. Prior to the Business Combination, Qell DutchCo B.V. did not conduct any material activities other than those incidental to its formation and certain matters related to the Business Combination, such as the making of certain required securities law filings.
Our name was changed from Qell DutchCo B.V. to Lilium B.V. on April 8, 2021. In connection with the closing of the Business Combination on September 10, 2021, we converted into a Dutch public limited liability company (naamloze vennootschap) as Lilium N.V.

We are registered in the Commercial Register of the Netherlands Chamber of Commerce (Kamer van Koophandel) under number 82165874. Our official seat (statutaire zetel) is in Amsterdam, the Netherlands and the mailing and business address of our principal executive office is Claude-Dornier Straße 1, Bldg. 335, 82234, Wessling, Germany. Our telephone number is +49 160 9704 6857.
We maintain a website at www.lilium.com, where we regularly post copies of our press releases as well as additional information about us. From time to time, we may also use our website for disclosure of material information about our business and operations. Our filings with the SEC are available free of charge through the website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Information contained in our website is not a part of, nor incorporated by reference into, this prospectus or our other filings with the SEC and should not be relied upon.
The Lilium name, logos   and other trademarks and service marks of Lilium appearing in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are the property of Lilium. Solely for convenience, some of the trademarks, service marks, logos and trade names referred to in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein are presented without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus, any prospectus supplement and/or the documents incorporated by reference herein or therein may contain additional trademarks, service marks and trade names of others which are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies

RISK FACTORS
An investment in the Securities carries a significant degree of risk. Before you decide to purchase any Securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference herein or therein. See “Documents Incorporated by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider these risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading prices of the Securities could decline and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and any prospectus supplement or documents incorporated by reference herein may contain, forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” and “would,” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus or incorporated by reference herein include, but are not limited to, statements regarding our operations, cash flows, financial position and dividend policy.
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause our actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described under the section titled “Risk Factors” in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date such forward-looking statement is made or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.
In addition, statements that “Lilium believes” or “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date they are made, and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely on these statements.
Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Lilium nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section and similarly titled sections in the documents incorporated by reference herein in connection with the forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein and any subsequent written or oral forward-looking statements that may be issued by Lilium or persons acting on our behalf.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of the Securities and/or payable to us upon the exercise of Warrants will be used for general corporate purposes and other business opportunities.

CAPITALIZATION AND INDEBTEDNESS
Information on our consolidated capitalization and indebtedness will be contained, if necessary, in a prospectus supplement or in a report subsequently furnished to the SEC and specifically incorporated by reference herein.

DESCRIPTION OF SHARE CAPITAL
This section of the prospectus includes a description of the material terms of our articles of association and of applicable Dutch law. The following description is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. The description is qualified in its entirety by reference to the complete text of our articles of association. We urge you to read the full text of our articles of association.
Overview
We were incorporated as Qell DutchCo B.V. on March 11, 2021 as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law and were renamed to Lilium B.V. by separate deed of amendment of the articles of association on April 8, 2021. In connection with the consummation of the Business Combination, we converted into a Dutch public limited liability company (naamloze vennootschap) pursuant to a deed of conversion and amendment of our articles of association adopted on September 10, 2021 (as so amended, the “articles of association”) as Lilium N.V. We are registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 82165874.
Our ordinary shares are subject to, and have been created under, Dutch law. Set forth below is a summary of relevant information concerning the material provisions of the articles of association and applicable Dutch law.
Lilium is a Dutch public limited liability company (naamloze vennootschap). Lilium has a one-tier board structure, which consists of nine members, one executive director and eight non-executive directors, as discussed in more detail under “Management — Executive Officers and Directors” in our Annual Report on Form 20-F, filed with the SEC on March 30, 2022 and incorporated by reference herein.
Share Capital
Authorized Share Capital
Under Dutch law, the authorized share capital of a public limited liability company is the maximum capital that we may issue without amending the articles of association and may be a maximum of five times the issued capital. The articles of association provide for an authorized share capital in the amount of €194,454,208.32.
Our authorized share capital is divided into:
1,498,386,411 Class A ordinary shares with a nominal value of €0.12 per share;
24,413,065 Class B ordinary shares with a nominal value of €0.36 per share; and
24,413,065 Class C ordinary shares with a nominal value of €0.24 per share.
Issued Share Capital
Our issued and outstanding share capital as of September 28, 2022 consists of:
275,646,227 Class A ordinary shares with a nominal value of €0.12 each; and
24,038,065 Class B ordinary shares with a nominal value of €0.36 each.
We also held 375,000 issued Class B ordinary shares as treasury shares as of September 28, 2022.
Issuance of Shares
Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the General Meeting. The articles of association provide that Shares may be issued pursuant to (i) a resolution proposed by the Board and adopted by the General Meeting or (ii) a resolution of the Board if, pursuant to a resolution of the General Meeting, the Board has been authorized for a specific period not exceeding five years to issue Shares. Pursuant to the articles of association, the General Meeting may authorize the Board to issue Shares or grant rights to subscribe for Shares. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to issue Shares or grant rights to subscribe for Shares. Pursuant to the articles of association, Shares shall be issued up to the amount of the authorized share capital (from time to time).
Currently, the Board is irrevocably authorized to (i) issue Class A Shares and Class B Shares and to grant rights to subscribe for Class A Shares and Class B Shares for a period of five years as of September 10, 2021 and up to 25% of the issued share capital calculated as from the date of the completion of the Business Combination and (ii) issue Class A Shares and to grant rights to subscribe for Class A Shares, all to the extent the Company has committed itself in connection with the employee stock option program implemented by Lilium GmbH in 2017, the Lilium 2021 Equity Incentive Plan and the Lilium 2021 Employee Share Purchase Plan for a period of five years as of September 10, 2021 and up to a maximum of 46,725,378 Class A Shares (the “Issuance Delegation”).
Conversion of Class B Shares
Class B Shares may only be Transferred (as defined in the articles of association) to (i) Permitted Transferees (as defined in the articles of association) or (ii) Lilium. A Class B Share will be converted into one Class A Share and one Class C Share (in accordance with the articles of association) upon the occurrence of a Conversion Event or a Shares B Compulsory Conversion Event (each as defined in the articles of association). If a Class C Share is held by anyone other than Lilium (whether or not as a consequence of conversion), such holder of Class C Shares (a Transferor) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. The end result of the conversion of Class B Shares is that a Lilium shareholder will acquire one Class A Share for each converted Class B Share. If Lilium fails to accept the offered Class C Shares from the Transferor within three months after receipt of notice, the Transferor’s dividend rights attached to its Class C Shares will revive.
Lilium’s General Meeting for 2022 will be held on October 27, 2022. At this General Meeting, it is proposed to amend the articles of association, pursuant to which an Initial Qualified Holder (as defined in the articles of association) may convert its Class B Shares into one Class A Share and one Class C Share for each Class B Share. Such Initial Qualified Holder shall notify the non-executive directors of the Board of such conversion by written notice. The business day following the date of such written notice shall be considered as the date of the conversion.
Pre-emptive Rights
Under the articles of association, each holder of Class A Shares or Class B Shares (as applicable) shall have a pre-emption right pro rata to the total number of (in aggregate) Class A Shares and Class B Shares (whereby the Class A Shares and Class B Shares shall, for the purposes hereof, be treated as a single class of shares) held by such person on the date of the resolution to issue the Class A Shares and/or Class B Shares, it being understood that this pre-emption right shall not apply to an issuance of Class A Shares:
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to employees of Lilium or employees of a Lilium group company; and

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to a person exercising a previously obtained right to acquire Class A Shares or Class B Shares, in accordance with the provisions of the articles of association.

No pre-emption rights shall apply in respect of an issuance of Class C Shares. The pre-emptive rights in respect of newly issued Class A Shares or Class B Shares may be restricted or excluded by a resolution of the General Meeting, upon proposal by the Board. Pursuant to the articles of association, the General Meeting may authorize the Board to limit or exclude the pre-emptive rights in respect of newly issued Class A Shares or Class B Shares. Such authorization for the Board can be granted and extended, in each case for a period not exceeding five years. A resolution of the General Meeting to restrict or exclude the pre-emptive right or to authorize the Board to limit or exclude the pre-emptive rights requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.
Currently, the Board is irrevocably authorized for a period of five years as of September 10, 2021 to limit or exclude pre-emptive rights in relation to the issuance of Class A Shares and Class B Shares or rights to subscribe for Class A Shares and Class B Shares under the Issuance Delegation.
Transfer of Shares
Under Dutch law, transfers of Shares (other than in book-entry form) require a written deed of transfer and, unless Lilium is a party to the deed of transfer, an acknowledgement by or proper service upon Lilium to be effective.
Under the articles of association, if one or more Shares are admitted to trading on Nasdaq or any other Regulated Market (as defined in the articles of association), Lilium may, by Board resolution, determine that the laws of the State of New York will apply to the property law aspects of the Shares included in the part of the register of shareholders kept by the relevant transfer agent. Such resolution, as well as the revocation thereof, must be made public as required by law and be made available for inspection at our office and the Dutch trade register. The Board adopted such a resolution effective as of the closing of the Business Combination.
There are no restrictions on the transferability of the Shares in the articles of association or under Dutch law, with the proviso that (i) Class B Shares can only be transferred to (a) Permitted Transferees (as defined in the articles of association) and/or (b) the Company and (ii) if at any time a Class C Shares are held by anyone other than the Company (regardless as a consequence of conversion), such holder of Class C Shares (a “Transferor”) must notify Lilium of this fact by written notice within three days after the occurrence of such event, following the failure of which Lilium is irrevocably empowered and authorized to offer and transfer the relevant Class C Shares. The Transferor, other than Lilium itself, must transfer such Class C Shares to Lilium for no consideration. However, the issuance and offering of Shares to persons located or resident in, or who are citizens of, or who have a registered address in certain countries, and the transfer of Shares into certain jurisdictions, may be subject to specific regulations or restrictions.
Form of Shares
Pursuant to the articles of association, Shares are registered shares.
Purchase and Repurchase of Shares
Under Dutch law, Lilium may not subscribe for newly issued Shares. Lilium may acquire Shares, subject to applicable provisions and restrictions of Dutch law and the articles of association, to the extent that:
•
such Shares are fully paid-up;

•
our equity capital, reduced by the acquisition price of the Shares, is not less than the sum of the issued and paid-up capital and the reserves to be maintained pursuant to Dutch law or the articles of association;

•
following the transaction contemplated, at least one Share remains outstanding and is not held by Lilium; and

•
if Lilium is admitted to trading on a Regulated Market (as defined in the articles of association), the nominal value of the Shares to be acquired, already held by Lilium or already held by Lilium as pledgee or that are held by Lilium subsidiaries, does not exceed 50% of our issued capital.

Other than Shares acquired gratuitously (om niet) or under universal title of succession (onder algemene titel) (e.g., through a merger or demerger) under statutory Dutch or other law, Lilium may acquire Shares pursuant to the restrictions set out above only if the General Meeting has authorized the Board to do so. An authorization by the General Meeting for the acquisition of Shares can be granted for a maximum period of 18 months. Such authorization must specify the number of Shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Shares are acquired by Lilium on Nasdaq with the intention of transferring such Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. The General Meeting has adopted a resolution, with effect as of September 10, 2021, to authorize the Board to repurchase Class A Shares and Class B Shares for a period of 18 months permitted under Dutch law and the articles of association. For each annual General Meeting, Lilium expects that the Board will place on the agenda a proposal to re-authorize the Board to repurchase Class A Shares and Class B Shares for a period of 18 months from the date of the resolution. Lilium cannot derive any right to any distribution from Shares or voting rights attached to Shares acquired by it.
Capital Reduction
The General Meeting may resolve to reduce our issued share capital by (i) cancelling Shares or (ii) reducing the nominal value of the Shares by amending the articles of association (provided that the nominal value of a Share cannot be less than €0.01). In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel Shares may only relate to Shares held by Lilium itself or in respect of which Lilium holds the depository receipts. Under Dutch law, a resolution of the General Meeting to reduce the number of Shares must designate the Shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution of the General Meeting to reduce the capital requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting.
A reduction of the nominal value of Shares without repayment and without release from the obligation to pay up the Shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).
A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.
General Meeting and Voting Rights
General Meeting
General Meetings are held in Amsterdam, Rotterdam, Utrecht, the Hague or in Haarlemmermeer (Schiphol Airport), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, in so far as they have such right, to vote, either in person or by proxy.
We shall hold at least one General Meeting each year, to be held within six months after the end of our financial year, or later, as may be permitted by Dutch law. A General Meeting shall also be held within three months after the Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of its paid up and called up capital, in order to discuss the measures to be taken if so required. If the Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting. Our General Meeting for 2022 will be held on October 27, 2022.
The Board may convene additional extraordinary General Meetings at its discretion, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders, alone or jointly representing at least 10% of our issued share capital, may request that a General Meeting be convened, the request setting out in detail the matters to be considered. If no General Meeting has been held within eight weeks of the shareholder(s) making such request, that/those shareholder(s) will be authorized to request in summary proceedings a Dutch district court to convene a General Meeting.
The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting, the agenda will generally include, among other things, the management report (as far as required by law), the adoption of our annual accounts and the granting of discharge from liability to members of the Board for actions in respect of their management during the preceding financial year. In addition, the agenda for a General Meeting includes such additional items as determined by the Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend General Meetings, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of General Meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant General Meeting is scheduled to be held. In accordance with the DCGC, a shareholder is expected to exercise the right of putting an item on the agenda only after consulting the Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the Company’s strategy, the Board may invoke a response time of a maximum of 180 days from the moment the Board is informed of the request. No resolutions may be adopted on items other than those that have been included in the agenda (unless the resolution would be adopted unanimously during a meeting where the entire issued capital of the Company is present or represented).
On May 1, 2021, a new legislative amendment to the Dutch Civil Code entered into force pursuant to which the Board may invoke a statutory cooling-off period up to a maximum of 250 days (wettelijke bedenktijd). For the Company, this means that the new rules will apply in case:
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shareholders requesting the Board to have the General Meeting consider a proposal for the appointment, suspension or dismissal of one or more directors, or a proposal for the amendment of one or more provisions in the articles of association relating thereto; or

•
a public offer for shares in the capital of the Company is announced or made without the bidder and the Company having been reached agreement about the offer; and

•
only if the Board also considers the relevant situation to be substantially contrary to the interests of the Company and its affiliated enterprises.

If the Board invokes such cooling-off period, this causes the powers of the General Meeting to appoint, suspend or dismiss directors (and to amend the articles of association in this respect) being suspended.
The Board must use the reflection period to obtain all necessary information for a careful determination of policy it wishes to pursue in the given situation. The Board shall thereby, in any event, consult those shareholders that represent at least 3% of the issued capital at the time the cooling-off period is invoked and the works council (to the extent established). The position of these shareholders and the works council shall, but only with their approval, be published on the Company’s website. The Board shall report on the course of events and the policy that has been pursued since the cooling-off period was invoked. No later than one week after the last day of the cooling-off period, the Company shall have to publicly disclose the report. The report shall also be discussed at the first General Meeting after the expiry of the cooling-off period.
The cooling-off period has a maximum term of 250 days, calculated from:
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the day after the latest date on which shareholders may request an item to be placed on the agenda of the next General Meeting (which is 60 days before the day of the meeting);

•
the day after the day on which the public offer is made; or

•
the day the court in preliminary relief proceedings has granted authority to shareholders holding at least 10% of the issued share capital to convoke a General Meeting.

All shareholders who solely or jointly hold 3% of the issued share capital may request the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) (the “Enterprise Chamber”) to terminate the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:
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the Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our Company and its business;

•
the Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; and

•
other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. We will observe the statutory minimum convening notice period for a General Meeting.
Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.
Pursuant to the articles of association and Dutch law, the Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting.
Pursuant to the articles of association, the General Meeting is presided by the Chairman of the Board or, if he is absent, by one of the other non-executive directors designated for that purpose by the Board.
Voting Rights and Quorum
In accordance with Dutch law and the articles of association, and in each case without prejudice to the Voting Cap (as defined hereinafter) being applicable to any shareholder:
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each Class A Share confers the right to cast 12 votes in a General Meeting;

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each Class B Share confers the right to cast 36 votes in a General Meeting; and

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each Class C Share confers the right to cast 24 votes in a General Meeting.

No votes may be cast at a General Meeting in respect of Shares that are held by the Company or any subsidiary, nor in respect of Shares for which the Company or the subsidiary holds the depositary receipts. However, holders of a right of pledge or a right of usufruct on Shares held by the Company or a subsidiary are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to the Company or the subsidiary. The Company or the subsidiary may not cast a vote in respect of a Share on which it holds a right of pledge or a right of usufruct.
Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder does not need to be a shareholder. Only the holder of a usufruct or pledge on Class A Shares shall have the voting rights attached thereto if so transferred and provided for when the usufruct or pledge was created.
The voting of any shareholder who opts in for the Shareholders’ Covenant (as defined in the articles of association) and is in breach of its commitment not to hold and/or acquire more than 24.9% of the total voting rights exercisable in the General Meeting, is capped at 24.9% of the votes that may be issued in the relevant General Meeting (the “Voting Cap”). The foregoing is subject to the Board determining that the relevant shareholder is in breach of its Shareholders’ Covenant.
Each of our shareholders is obliged to provide the Board with all information relevant to assess the applicability of the Voting Cap to the number of votes in the General Meeting available to such shareholder.
Under the articles of association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast.
Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or the articles of association provide for a special majority in relation to specified resolutions. Subject to any provision of mandatory Dutch law, the articles of association do not provide for a quorum requirement other than for:
(i)
a resolution to amend the articles of association as result of which one or more of the following articles is amended or abolished requires the prior approval of the Class A Shares, which approval can only be granted by a majority of the votes cast in a meeting in which at least 50% of the issued and outstanding Class A Shares are present or represented:

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article 1 subsections j, n, s, aa, bb, dd, mm or nn;

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article 4 paragraph 2 or paragraph 3, to the extent it concerns a change of the nominal value of the Shares;

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article 4A;

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article 7 paragraph 1 or paragraph 2;

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article 16 paragraph 10, paragraph 11 or paragraph 12;

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article 22 paragraph 5;

•
article 28 paragraph 4 and

(ii)
a resolution to amend the articles of association as a result of which article 14 paragraph 3 or article 28 paragraph 5 is amended or abolished, which requires within the first three years after the Closing Date a majority of at least 85% of the votes cast in a meeting in which at least 85% of the issued and outstanding share capital is present of represented.

Subject to certain restrictions in the articles of association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. The Board will keep a record of the resolutions taken at each General Meeting.
Amendment of Articles of Association
At a General Meeting, at the proposal of the Board, the General Meeting may resolve to amend the articles of association. Such resolution requires a majority of at least two-thirds of the votes cast, if less than half of the issued capital is represented at the General Meeting. A resolution to amend the articles of association that negatively impacts the rights of holders of Class B Shares requires the prior approval of the Class B Shares voting as a separate class.
Merger, Demerger and Dissolution
At a General Meeting, at the proposal of the Board, the General Meeting may resolve to dissolve, or to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code. Such resolution requires a majority of at least two-thirds the votes cast, if less than half of the issued capital is represented at the General Meeting.
In the event of dissolution of the Company and unless Dutch law provides otherwise, the liquidation shall be effected by the Board unless the General Meeting appoints one or more other persons for this purpose.
Squeeze Out
A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three expert(s) who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder.
Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.
Any sale or transfer of all of our assets (see “— Certain Other Major Transactions” below) and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting (see “— Merger, Demerger and Dissolution” above).
Certain Other Major Transactions
The articles of association and Dutch law provide that resolutions of the Board concerning a material change in our identity, character or business are subject to the approval of the General Meeting. Such changes include:
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a transfer of all or materially all of our business/enterprise to a third party;

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the entry into or termination of a long-lasting cooperation of the Company or of a subsidiary either with another legal person or company, or as a fully liable general partner of a limited partnership or a general partnership, if this cooperation or termination is of essential importance to the Company; and

•
the acquisition or disposition of a participating interest in the capital of a company by the Company or by one of our subsidiaries with a value of at least one third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions
We may only make distributions to our shareholders if our shareholders’ equity exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or by the articles of association.
Distribution of profits shall be made after the adoption of the financial statements from which it appears that the distribution is allowed. The holders of Class A Shares and Class B Shares shall be entitled pari passu to the profits of the Company, pro rata to the total number of Class A Shares and Class B Shares held, provided that out of the profit of any financial year, the holders of Class C Shares shall be entitled to a maximum amount per financial year equal to 0.1% of the nominal value of such Class C Shares. The Board is permitted to declare interim dividends without the approval of the General Meeting. Interim dividends may be declared as provided in the articles of association and may be distributed to the extent that our shareholders’ equity, based on interim financial statements, exceeds the sum of the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or the articles of association. We may reclaim any distributions, whether interim or not interim, made in contravention of Dutch law or the articles of association from our shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.
Shares owned by the Company shall not bear any dividend rights unless rights of usufruct are created in respect of such Shares prior to the acquisition by the Company, in which case the holder of usufruct shall be entitled to any dividends on the underlying Shares.
The corporate body that declares the (interim) dividend may determine that distributions shall be made in whole or in part in a currency other than the Euro. The Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring). Unless the General Meeting resolves, at the proposal of the Board, upon a different term for that purpose, dividends shall be made payable within 30 days after they are declared.
The General Meeting declaring a dividend may, upon proposal of the Board, decide that such dividend will be distributed, wholly or partly, other than in cash.
We do not anticipate paying any dividends on Shares for the foreseeable future. See the section entitled “Dividend Policy” in our annual report on Form 20-F incorporated by reference herein.
Exchange Controls and other Provisions relating to non-Dutch Shareholders
Under Dutch law, subject to the 1977 Sanction Act (Sanctiewet 1977) or otherwise by international sanctions, there are no exchange control restrictions on investments in, or payments on, Shares (except as to cash amounts). There are no special restrictions in the articles of association or Dutch law that limit the right of shareholders who are not citizens or residents of the Netherlands to hold or vote Shares.
Warrants
As of September 28, 2022, there are 12,650,000 Public Warrants outstanding. The Public Warrants, which entitle the holder to purchase one Class A Share at an exercise price of $11.50 per Class A Share, became exercisable thirty days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms. There are also 7,060,000 Private Warrants outstanding. The Private Warrants are identical to the Public Warrants in all material respects, except that the Private Warrants were not transferable, assignable or salable until 30 days after the completion of the Business Combination. In addition, on October 22, 2021, we issued the Azul Warrants to Azul on a fully vested basis, which are exercisable for 1,800,000 Class A Shares at an exercise price of €0.12 per Class A Share. Azul is entitled to exercise the Azul Warrants at any time on or prior to October 22, 2026.
Lilium will have the ability to redeem outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per SPAC Warrant, provided that the closing price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date on which a notice of redemption is sent to the warrant holders. Lilium will not redeem the SPAC Warrants as described above unless a registration statement under the Securities Act covering the Class A Shares issuable upon exercise of such warrants is effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period. If and when the SPAC Warrants become redeemable by Lilium, Lilium may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding SPAC Warrants could force holders of SPAC Warrants to (i) exercise their SPAC Warrants and pay the exercise price therefor, (ii) sell their SPAC Warrants at the then-current market price or (iii) accept the nominal redemption price that, at the time the outstanding SPAC Warrants are called for redemption, is likely to be substantially less than the market value of the SPAC Warrants.
In addition, Lilium will have the ability to redeem the outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, the closing price of the Class A Shares equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day prior to the date on which a notice of redemption is sent to the warrant holders. If trading prices for the Class A Shares have not exceeded the $10.00 per share threshold at which the SPAC Warrants would become redeemable, holders will be able to exercise their SPAC Warrants prior to redemption for a number of Class A Shares determined based on the redemption date and the fair market value of the Class A Shares.
Notices
We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.
Certain Disclosure Obligations
We are subject to certain disclosure obligations under Dutch and U.S. law and the rules of Nasdaq. The following is a description of the general disclosure obligations of public companies under Dutch and U.S. law and the rules of Nasdaq as such laws and rules exist as of the date of this document and should not be viewed as legal advice for specific circumstances.
Financial Reporting Under Dutch Law
The Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving, the “FRSA”) applies to our financial reporting. Under the FRSA, the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) supervises the application of financial reporting standards by, among others, companies whose corporate seats are in the Netherlands and whose securities are listed on a regulated market within the EU or on an equivalent third (non-EU) country market. As our corporate seat is in the Netherlands and our Class A Shares are listed on Nasdaq, the FRSA will be applicable to the Company.
Pursuant to the FRSA, the AFM has an independent right to (i) request an explanation from the Company regarding the application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt our financial reporting meets such standards and (ii) recommend to the Company that we make available further explanations and file these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (i) make available further explanations as recommended by the AFM, (ii) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (iii) prepare our financial reports in accordance with the Enterprise Chamber’s instructions.
Periodic Reporting Under U.S. Securities Law
We are a “foreign private issuer” under the securities laws of the United States and the rules of Nasdaq. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. We intend to take all actions necessary to maintain compliance as a foreign private issuer with the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and Nasdaq’s listing standards. Under the Nasdaq rules, a “foreign private issuer” is subject to less stringent corporate governance requirements. Subject to certain exceptions, the Nasdaq rules permit a “foreign private issuer” to comply with our home country rules in lieu of the listing requirements of Nasdaq.
Nasdaq Rules
For so long as our shares are listed on Nasdaq, we will be required to meet certain requirements relating to ongoing communication and disclosure to Lilium shareholders, including a requirement to make any annual report filed with the SEC available on or through our website and to comply with the “prompt disclosure” requirement of Nasdaq with respect to earnings and dividend announcements, combination transactions, stock splits, major management changes and any substantive items of an unusual or non-recurrent nature. Issuers listing shares on Nasdaq must also meet certain corporate governance standards, such as those relating to annual meetings, board independence, the formation and composition of nominating/corporate governance, compensation and audit committees and shareholder approval of certain transactions.
Certain Insider Trading and Market Manipulation Laws
Dutch and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.

In connection with our listing on Nasdaq, we have adopted an insider trading policy. This policy provides for, among other things, rules on transactions by members of the Board and our employees in Shares or in financial instruments the value of which is determined by the value of the shares.
The Netherlands
On July 3, 2016, the Regulation (EU) No 596/2014 of the European Parliament and of the Council of April 16, 2014 (the “MAR”) replaced all of the Dutch market abuse rules. It has come to the Company’s attention that some of our Class A Shares are traded on certain open markets (Freiverkehr) in Germany (being a member state of the EU). The trading of these Class A Shares on certain open markets (Freiverkehr) in Germany was implemented and is being conducted without our approval. These open markets in Germany are qualified as multilateral trading facilities (“MTFs”) or organized trading facilities (“OTFs”) within the scope of the MAR.
Under the MAR, certain provisions of the MAR apply to the securities of companies whose securities are traded on MTFs or OTFs irrespective of whether such company has approved the trading of its securities on such open market (for example, the provisions under the MAR relating to unlawful disclosure of inside information and market manipulation). Certain provisions of the MAR are only applicable to the securities of companies who have approved and/or have requested admission to trading of its financial instruments on a regulated market, an MTF or OTF (for example, the provisions under the MAR relating to public disclosure of inside information and notification rules for director dealings), which provisions of the MAR do not apply to the Company given that it did not approve the trading of its securities on certain open markets (Freiverkehr) in Germany.
United States
The United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when in possession of material, non-public information about the Company (including our business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.
We have identified those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the prohibitions on insider trading and market manipulation imposed by U.S. laws, including the sanctions that can be imposed in the event of a violation of those rules.
Certain Disclosure and Reporting Obligations of Directors, Officers and Shareholders of Lilium
Our directors, officers and shareholders are subject to certain disclosure and reporting obligations under Dutch and U.S. law. The following is a description of the general disclosure obligations of directors, officers and shareholders under Dutch law as such laws exist as of the date of this document and should not be viewed as legal advice for specific circumstances.
DCGC
As we have our registered seat in the Netherlands and have our Class A Shares listed on third (non-EU) country market equivalent to a regulated market (e.g., Nasdaq), we are subject to the Dutch Corporate Governance Code, which was published on December 8, 2016, entered into force on January 1, 2017, and finds its statutory basis in Book 2 of the Dutch Civil Code (the “DCGC”). The DCGC contains both principles and best practice provisions for the Board, shareholders and the General Meeting, financial reporting, auditors, disclosure compliance and enforcement standards.
The DCGC is based on a “comply or explain” principle. Accordingly, we are required to disclose in our management report publicly filed in the Netherlands whether or not we are complying with the various provisions of the DCGC. If we do not comply with one or more of those provisions (e.g., because of a conflicting Nasdaq requirement or U.S. market practice), we are required to explain the reasons for such non-compliance.
Dutch Civil Code
The Dutch Civil Code provides for certain disclosure obligations in our annual accounts. Information on directors’ remuneration and rights to acquire Shares must be disclosed in our annual accounts.
Transfer Agent and Warrant Agent
Under the articles of association, the Board may resolve, with due observation of the statutory requirements, that the laws of the State of New York apply to the property law aspects of the Shares for as long as the Shares are in book-entry form, as included in the part of the register of shareholders kept by the relevant transfer agent and/or listed on a Regulated Market (as defined in our articles of association).
We have listed the Shares in book-entry form and such Shares, through the transfer agent, are not certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our shareholders’ and warrant holders’ register on behalf of the Board and to act as transfer agent and registrar for the Shares. Our Class A Shares and the Public Warrants trade on Nasdaq in book-entry form.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted Shares or Public Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted Shares or Public Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
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1% of the total number of ordinary shares then outstanding; or

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the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company. As a result, our initial shareholders became able to sell their Shares and Warrants pursuant to Rule 144 without registration one year after the Closing Date.
Registration Rights Arrangements
In connection with the closing of the Business Combination Agreement, Qell Partners LLC, a Cayman limited liability company (the “Sponsor”) and certain current shareholders of Lilium receiving Shares in the Business Combination (the “Lilium Holders” and, together with the Sponsor, the “Registration Rights Holders”) entered into an amended and restated registration rights agreement, dated as of September 13, 2021 (the “Sponsor Registration Rights Agreement”). Pursuant to the Sponsor Registration Rights Agreement, we agreed that, within 30 calendar days after the consummation of the Business Combination, we would file with the SEC (at our sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Registration Rights Holders (the “Resale Registration Statement”), and would use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Registration Rights Holders can demand up to two underwritten offerings in any six month period (and we are not required to effect more than four underwritten offerings in any 12 month period), and the Registration Rights Holders will be entitled to customary piggyback registration rights. The Sponsor Registration Rights Agreement does not provide for the payment of any cash penalties by Lilium if we fail to satisfy any of our obligations under the Sponsor Registration Rights Agreement.
In addition, we have entered into a registration rights agreement granting customary registration rights to Azul in respect of the Class A Shares issuable upon the exercise of the Azul Warrants. We have also entered into a registration rights agreement with Tumim Stone Capital LLC (“Tumim”) relating to the registration of the Class A Shares that have been or may from time to time be sold by the Company to Tumim in accordance with the share purchase agreement, dated as of June 3, 2022, between the Company and Tumim, pursuant to which we have filed with the SEC a registration statement.
Listing of Securities
Our Class A Shares and the Public Warrants are listed on Nasdaq under the symbols “LILM” and “LILMW,” respectively. Holders of our securities should obtain current market quotations for their securities. There can be no assurance that our Class A Shares and/or Public Warrants will remain listed on Nasdaq. If we fail to comply with the Nasdaq listing requirements, our Class A Shares and/or Public Warrants could be delisted from Nasdaq. A delisting of our Class A Shares will likely affect the liquidity of our Class A Shares and warrants and could inhibit or restrict our ability to raise additional financing.

DESCRIPTION OF WARRANTS
The following summary description of the Warrants, and any description of Warrants contained in any applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the applicable warrant agreement and warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
The Company may issue Warrants to purchase Class A Shares independently or together with any other Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent that will be named in the applicable prospectus supplement. The warrant agent will act solely as the Company’s agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The terms of any Warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such Warrants;

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the aggregate number of the Warrants offered;

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the price or prices at which the Warrants will be issued and exercised;

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the currency or currencies in which the price of such Warrants will be payable;

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the securities purchasable upon exercise of such Warrants;

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the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time;

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if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security;

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if applicable, the date on and after which such Warrants will be transferable;

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information with respect to book-entry procedures, if any;

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if applicable, any material Dutch, German and/or United States federal income tax consequences;

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the effect of any merger, consolidation, sale or other disposition of the Company’s business on the warrant agreement and the Warrants;

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redemption or call provisions, if any, applicable to the Warrants;

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the anti-dilution provisions of the Warrants, if any; and

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any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, adjustment, modification, redemption, exchange and exercise of the Warrants, if applicable.

Holders of Warrants convertible into Class A Shares will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the Class A Shares purchasable upon exercise of the Warrants.

DESCRIPTION OF RIGHTS
The following summary description of the Rights, and any description of rights in the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable rights agreement and provisions of the certificate evidencing the Rights that will be filed with the SEC in connection with the offering of such Rights.
The Company may issue Rights to purchase Class A Shares that the Company may offer to its securityholders from time to time. The Rights may or may not be transferable by the persons purchasing or receiving the Rights. In connection with any Rights offering, the Company may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered Securities remaining unsubscribed for after such Rights offering.
Each series of Rights will be issued under a separate rights agent agreement to be entered into between the Company and a bank or trust company, as rights agent, that the Company will name in the applicable prospectus supplement. The rights agent will act solely as the Company’s agent in connection with the Rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of Rights.
The prospectus supplement relating to any Rights that the Company may offer from time to time will describe specific terms relating to the offering, including, among other matters:
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the title of the Rights;

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the date of determining the securityholders entitled to the Rights distribution;

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the Securities for which the Rights are exercisable;

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the aggregate number of Rights issued and the aggregate number of Class A Shares and/or Warrants purchasable upon exercise of the Rights;

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the exercise price;

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the date on which the Rights become exercisable and the date on which the Rights will expire;

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the extent to which the Rights include an over-subscription privilege with respect to unsubscribed Securities;

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if applicable, a discussion of the material Dutch, German and/or United States federal income tax considerations applicable to the issuance or exercise of such Rights;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that the Company may enter into in connection with the Rights offering; and

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the material terms of the Rights, including terms, transferability, conditions to completion of the Rights offering, procedures and limitation relating to the exchange and exercise of such Rights.

Each Right would entitle the holder of the Rights to purchase for cash the principal amount of Class A Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the Rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised Rights will become void.
If less than all of the Rights issued in any Rights offering are exercised, the Company may offer any unsubscribed Securities directly to persons other than the Company’s securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.

PLAN OF DISTRIBUTION
The Company may offer and sell, from time to time, some or all of the Securities covered by this prospectus up to a total amount of $250,000,000. The Company has registered the Securities covered by this prospectus for offer and sale by it so that those Securities may be freely sold to the public by the Company. Registration of the Securities covered by this prospectus does not mean, however, that those Securities necessarily will be offered or sold.
Securities covered by this prospectus may be sold from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices. The Securities being offered by this prospectus may be sold:
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in ordinary brokers’ transactions;

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transactions involving cross or block trades;

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through brokers, dealers or underwriters who may act solely as agents;

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to or through one or more underwriters on a firm commitment or agency basis;

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through put or call option transactions relating to the Securities covered by this prospectus;

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through broker-dealers (acting as agent or principal);

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directly to purchasers, including the Company’s affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise;

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through any other method permitted pursuant to applicable law; or

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through a combination of any such methods of sale.

At any time a particular offer of the Securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Securities covered by this prospectus being offered and the terms of the offering, including the public offering price or the purchase price of the Securities or the other consideration to be paid therefore and the proceeds from such sale, any options under which underwriters may purchase additional Securities from the Company, the delayed delivery arrangements, the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the Company, any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities may be listed. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the Securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The distribution of the Securities may be effected from time to time in one or more transactions, including:
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block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the Securities covered by this prospectus may be traded;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

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ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

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sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

In addition, we may issue the Securities as a dividend or distribution or in a Rights offering to our existing securityholders. In some cases, we or any dealers acting for us may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
The Securities covered by this prospectus may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the Securities covered by this prospectus. That compensation may be in the form of discounts, concessions or commissions to be received from the Company or from the purchasers of the Securities covered by this prospectus. Any dealers and agents participating in the distribution of the Securities covered by this prospectus may be deemed to be underwriters, and compensation received by them on resale of the Securities covered by this prospectus may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Sales through Underwriters or Dealers
If underwriters are used in a sale, the Securities covered by this prospectus will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities covered by this prospectus may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of the Securities covered by this prospectus, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of the Securities covered by this prospectus, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the Securities covered by this prospectus.
If a dealer is used in the sale of the Securities covered by this prospectus, the Company will sell the Securities to the dealer, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, the Company will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
Sales through Agents
Agents may from time to time solicit offers to purchase the Securities covered by this prospectus. If required, the Company will name in the applicable prospectus supplement any agent involved in the offer or sale of the Securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the Securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities.
Direct Sales
The Company may directly solicit offers to purchase the Securities covered by this prospectus and may make sales of such Securities directly to institutional investors or others, without using agents, underwriters or dealers. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities covered by this prospectus. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Delayed Delivery Contracts
If so indicated in the applicable prospectus supplement, the Company may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered Securities from the Company at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
Market Making, Stabilization and Other Transactions
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered Securities. These activities may maintain the price of the offered Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:
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A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a Security.

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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the Securities covered by this prospectus are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered Securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Each series of offered Securities, other than the Class A Shares (which are currently listed on the Nasdaq Global Select Market under the symbol “LILM”), will be a new issue of securities and will have no established trading market. Any underwriters to whom offered Securities are sold for public offering and sale may make a market in such offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered Securities, other than the Class A Shares, may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered Securities or that any such market will be maintained.
Any Securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.
To the extent that the Company makes sales to or through one or more underwriters or agents in at-the-market offerings, the Company will do so pursuant to the terms of a distribution agreement between the Company and the underwriters or agents. If the Company engages in at-the-market sales pursuant to a distribution agreement, the Company will offer and sell the Securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, the Company may sell the Securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, the Company also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the Company’s Securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.
In connection with offerings made through underwriters or agents, the Company may enter into agreements with such underwriters or agents pursuant to which the Company receives the Company’s outstanding securities in consideration for the Securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell Securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the Securities received from the Company under these arrangements to close out any related open borrowings of Securities.
One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities covered by this prospectus in accordance with a redemption or repayment pursuant to the terms of the Securities covered by this prospectus. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of business.
Derivative Transactions and Hedging
The Company, the underwriters or other agents may engage in derivative transactions involving the Securities covered by this prospectus. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the Securities and other derivative instruments with returns linked to or related to changes in the price of the Securities. In order to facilitate these derivative transactions, the Company may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the Securities in order to facilitate short sale transactions by others. The underwriters may also use the Securities purchased or borrowed from the Company or others (or, in the case of derivatives, Securities received from the Company in settlement of those derivatives) to directly or indirectly settle sales of the Securities or close out any related open borrowings of the Securities.
Loan or Pledge of Securities
The Company may loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its short position to investors in the Securities or in connection with a simultaneous offering of other Securities offered by this prospectus.
Electronic Auctions
The Company may also make sales through the Internet or through other electronic means. Since the Company may from time to time elect to offer the Securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such Securities, you should pay particular attention to the description of that system the Company will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such Securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, Securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which the offered Securities would be sold and the allocation of the offered Securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information
Underwriters, dealers, brokers and agents that we may use from time to time in offering the Securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution.
Underwriters, dealers, brokers and agents that we may use from time to time in offering the Securities may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
Underwriters, dealers and agents that participate in the distribution of the offered Securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of the Securities will be identified and their compensation described in an applicable prospectus supplement.
Under the securities laws of some jurisdictions, the Securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.
Any person participating in the distribution of Securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of the Company’s securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the Company’s securities to engage in market-making activities with respect to the Company’s securities. These restrictions may affect the marketability of the Company’s securities and the ability of any person or entity to engage in market-making activities with respect to the Company’s securities.

EXPENSES RELATED TO THE OFFERING
The Company will incur an SEC registration fee of $27,550, and will also incur printing and engraving costs, legal fees and expenses, accounting fees and expenses, and where applicable, Financial Industry Regulatory Authority Inc. filing fees and listing fees of any national securities exchange, and others in connection with the offering of the Securities. Expenses of any of the Securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those Securities.
LEGAL MATTERS
Freshfields Bruckhaus Deringer LLP has advised us on certain legal matters as to Dutch law. We have been advised on U.S. securities matters by Freshfields Bruckhaus Deringer US LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 4 to the financial statements) of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft is a member of the Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany. The current address of PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, is Bernhard-Wicki-Straße 8, 80636 Munich, Germany.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We maintain a corporate website at www.lilium.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely for informational purposes.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents filed with the SEC in the future under Sections 13(a), 13(c) and 15(d) of the Exchange Act until the offerings made under this prospectus are completed:
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our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;

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the description of the securities contained in our registration statement on Form 8-A filed on August 11, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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any future filings on Form 20-F made with the SEC under the Exchange Act after date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the first paragraph of the Explanatory Note of our Report on Form 6-K, filed with the SEC on June 1, 2022;

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the information in the Explanatory Note and under the headings “Recent Developments” and “Risk Factors” of our Report on Form 6-K, filed with the SEC on June 14, 2022;

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our Reports on Form 6-K, filed with the SEC on February 28, 2022, June 6, 2022 (two filings), September 27, 2022 and September 28, 2022; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus other than exhibits that are not specifically incorporated by reference into those documents. You can request those documents from:
Roger Franks
c/o Lilium Aviation Inc.
2385 N.W. Executive Center Drive, Suite 300
Boca Raton, Florida 33431
Telephone: 561-526-8460
We have not authorized any other person to provide you with any information other than the information contained in this prospectus and the documents incorporated by reference herein. We do not take responsibility for, or provide any assurance as to the reliability of, any different or additional information. We are not making an offer to sell the Securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus and the documents incorporated by reference herein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Lilium N.V.
$33,000,000 Class A Ordinary Shares

PROSPECTUS SUPPLEMENT

B. Riley Securities
July 26, 2024